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                                                            Exhibit 8.1


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                                                       Country of
Significant Subsidiaries*                             Incorporation                   Percentage Held
------------------------                              -------------                   ---------------

Building and consumer products
------------------------------
C.P. Hart & Sons Limited                                 England                            100%
Magnet Limited                                           England                            100%

Food equipment
--------------
Aladdin Temp-Rite Canada, Inc.                           Canada                             100%
Aladdin Temp-Rite LLC                                      USA                              100%
Aladdin Temp-Rite Pty. Ltd.                             Australia                           100%
Aladdin Temp-Rite Puerto Rico Inc.                     Puerto Rico                          100%
Austral Refrigeration Pty. Ltd.                         Australia                           100%
Belshaw Bros., Inc.                                        USA                              100%
Booth, Inc.                                                USA                              100%
Castel MAC S.p.A.                                         Italy                             100%
Cleveland Range, Inc.                                      USA                              100%
Cleveland Range Ltd.                                     Canada                             100%
Convotherm Elektrogerate GmbH                            Germany                             91%
Convotherm France S.A.R.L                                France                              91%
Convotherm Limited                                       England                             91%
Convotherm Singapore Pte Ltd.                           Singapore                            91%
Cowley Refrigeration Ltd.                              New Zealand                           60%
Dean Industries, Inc.                                      USA                              100%
Enodis Corporation                                         USA                              100%
Enodis Deutschland GmbH                                  Germany                            100%
Enodis France SA                                         France                             100%
Enodis Iberia SA                                          Spain                             100%
Enodis UK Limited                                        England                            100%
Frymaster L.L.C.                                           USA                              100%
Garland Commercial Industries, Inc.                        USA                              100%
Garland Commercial Ranges Limited                        Canada                             100%
Guyon Productions SA                                     France                             100%
Hartek Awagem Vertriebsges m.b.H.                        Austria                            100%
Hartek Beverage Handling GmbH                            Germany                            100%
Jackson MSC Inc.                                           USA                              100%
Kysor Industrial Corp.                                     USA                              100%
Kysor/Warren Australia Pty. Ltd.                        Australia                           100%
Lincoln Foodservice Products, Inc.                         USA                              100%
Merco/Savory, Inc.                                         USA                              100%
Merrychef Holdings Limited                               England                            100%
Mile High Equipment Company                                USA                              100%
New Ton Food Equipment Co. Ltd.                         Thailand                            100%
Sammic SA                                                 Spain                             100%
Sammic-Equipamientos de Hotelaria, L.d                  Portugal                           99.5%
Scotsman Beverage Systems Limited                        England                            100%
Scotsman Group Inc.                                        USA                              100%
Scotsman Ice Systems (Shanghai) Company Ltd               China                             100%
Scotsman Industries, Inc.                                  USA                              100%
Scotsman Response Limited                                England                            100%
Servimmic SARL                                           France                             100%
Technyform Production SA                                 France                             100%
Temp-Rite International GmbH                             Germany                            100%
Temp-Rite International Holding B.V.                   Netherlands                          100%
Temp-Rite International SA                               France                             100%
Temp-Rite Kft                                            Hungary                            100%
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
The Delfield Company                                       USA                              100%
VentMaster (Europe) Limited                              England                            100%
Viscount Catering Limited                                England                            100%
Welbilt Manufacturing (Thailand) Ltd.                   Thailand                             50%
Whitlenge Drink Equipment, Limited.                      England                            100%

Property
--------
Enodis Property Group Limited                            England                            100%
Enodis Property Developments Limited                     England                            100%
Enodis Investments Limited                               England                            100%

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*  Subsidiaries not listed above are either inactive, used only as vehicles to hold non-operating assets or, in the aggregate, not significant.